Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Delta Petroleum Corporation

We consent to the incorporation by reference in the registration statements (Nos. 333-120924, 333-117694, 333-116111, 333-113766, 333-111883, 333-109792, 333-107147, 033-91452, 333-59898, 333-91930, 333-84642, 333-47414, and 333-33380) on Form S-3 and (Nos. 333-103585, 333-73324 and 333-108866) on Form S-8 of Delta Petroleum Corporation of our report dated September 3, 2004, with respect to the consolidated balance sheets of Delta Petroleum Corporation and subsidiaries as of June 30, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows, for each of the years in the three-year period ended June 30, 2004, which report appears in the June 30, 2004, annual report on Form 10-K/A of Delta Petroleum Corporation.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, as of July 1, 2002.

/s/ KPMG LLP

Denver, Colorado

March 8, 2005